UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 12 OR 14(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 24, 2003

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 0-19658

Delaware	75-2398532
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6250 LBJ Freeway

Dallas, Texas 75240

(972) 387-3562

www.tuesdaymorning.com

(Address, zip code and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former name or former address,

if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of business acquired.

(None)

(b)                                 Pro Forma Financial Information.

(None)

(c)                                  Exhibits.

The following exhibit is filed herewith:

EXHIBIT NUMBER	EXHIBIT
99.1	Press release dated July 24, 2003 entitled: “Tuesday Morning Corporation Announces 40% Increase in Net Income for the Second Quarter”

ITEM 9.  REGULATION FD DISCLOSURE.

On July 24, 2003, Tuesday Morning Corporation, a Delaware corporation, issued a press release announcing second quarter and first six months net income and earnings per diluted share for the period ending June 30, 2003.  The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

/s/ Loren K. Jensen

	By:	Loren K. Jensen
	Its:	Executive Vice President and Chief Financial Officer
Date: July 24, 2003

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